UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 3, 2020

EyePoint Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

480 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices, and Zip Code)

(617) 926-5000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	EYPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On February 3, 2020 (the “Effective Date”), EyePoint Pharmaceuticals, Inc. (the “Company”), entered into an Exclusive License Agreement (the “License Agreement”) with Equinox Science, LLC (“Equinox”), pursuant to which Equinox granted the Company an exclusive (even as to Equinox and its affiliates), sublicensable, royalty-bearing right and license to certain patent rights (the “Licensed Patent Rights”) to research, develop, make, have made, use, sell, offer for sale and import the compound vorolanib (X-82) (the “Compound”) and any pharmaceutical products comprising the Compound (“Licensed Product”) for the prevention or treatment of age-related macular degeneration, retinal vein occlusion and diabetic retinopathy using the Company’s proprietary localized delivery technologies (the “Field”) , in each case, throughout the world except the People’s Republic of China, Hong Kong, Taiwan and Macau (the “Territory”). Equinox also granted the Company a non-exclusive, sublicensable, royalty-bearing right and license to certain know-how (the “Licensed Know-How”) necessary to practice the Licensed Patent Rights or potentially useful to develop the Compound in the Field in the Territory.

Under the terms of the License Agreement, the Company also has an exclusive right of first negotiation to potentially acquire an exclusive license in the Territory under the Licensed Patent Rights and a non-exclusive license under the Licensed Know-How to research, develop, make, have made, use, sell, offer for sale and import the Compound and Licensed Products in the Territory for the prevention or treatment of any human disease or disorder of the eye that is outside the Field using the Company’s proprietary localized delivery technologies.

In consideration for the rights granted by Equinox, the Company agreed to pay to Equinox (i) a one time, non-refundable, non-creditable upfront cash payment of $1.0 million and (ii) milestone payments totaling up to $50 million upon the achievement of certain development and regulatory milestones, consisting of (a) completion of a Phase II clinical trial for the Compound or a Licensed Product, (b) the filing of a new drug application or foreign equivalent for the Compound or a Licensed Product in the United States, European Union or United Kingdom and (c) regulatory approval of the Compound or a Licensed Product in the United States, European Union or United Kingdom.

The Company also agreed to pay Equinox tiered royalties based upon annual net sales of Licensed Products in the Territory. The royalties are payable with respect to a Licensed Product in a particular country in the Territory on a country-by-country and Licensed Product-by-Licensed Product basis until the later of (i) twelve years after the first commercial sale of such Licensed Product in such country and (ii) the first day of the month following the month in which a generic product corresponding to such Licensed Product is launched in such country (collectively, the “Royalty Term”). The royalty rates range from the high-single digits to low-double digits depending on the level of annual net sales. The royalty rates are subject to reduction during certain periods when there is no valid patent claim that covers a Licensed Product in a particular country. Under the License Agreement, the Company is obligated to use commercially reasonable efforts to develop, seek regulatory approval for and commercialize one Licensed Product in the Field in the Territory.

The License Agreement will expire on a Licensed Product-by-Licensed Product and country-by-country basis on the date of the expiration of all applicable Royalty Terms. On expiration, the Company will have a fully paid-up, non-exclusive, perpetual license to use the applicable Licensed Patent Rights and Licensed Know-How to research, develop, make, have made, use, sell, offer for sale and import the applicable Licensed Product in the Field in the applicable country. Either party may terminate the License Agreement for the other party’s material breach following a cure period or upon certain insolvency events. The Company may terminate the License Agreement at its sole discretion and without any penalty or liability for any reason or no reason at all upon 90 calendar days’ prior written notice to Equinox.

The License Agreement includes indemnification obligations of each party and, except for indemnification obligations relating to damages claimed by a third party, limits each party’s liability relating to indirect, incidental, consequential, special, reliance or punitive damages or lost or imputed profits.

The Company and Equinox also agreed to negotiate in good faith the terms and conditions of (i) an exclusive license agreement pursuant to which the Company will grant Equinox or its affiliates or sublicensees an exclusive right to develop, seek regulatory approval and commercialize Licensed Products outside of the Territory and (ii) a supply agreement and related quality agreement pursuant to which the Company will manufacture and supply Equinox or its affiliates or sublicensees, at cost, with finished Licensed Products ready for development and sale outside of the Territory. The parties have agreed that the definitive exclusive license agreement will provide that, in consideration for the exclusive license by the Company, Equinox will pay the Company tiered royalties based on annual net sales of Licensed Products outside the Territory, ranging from the mid to high-single digits depending on the level of annual net sales outside the Territory. If the parties are unable to execute a definitive exclusive license agreement and supply agreement within 180 days after the Effective Date, then, at the request of either party, the matter will be referred to the dispute resolutions procedures set forth in the License Agreement.

The foregoing description of the terms of the License Agreement is not complete and is qualified in its entirety by reference to the full text of the License Agreement, which the Company intends to file as an exhibit to the Company’s next Annual Report on Form 10-K.

Item 8.01	Other Events

On February 3, 2020, the Company issued a press release announcing the License Agreement. The full text of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial	Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release of EyePoint Pharmaceuticals, Inc., dated February 3, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EyePoint Pharmaceuticals, Inc.

Date: February 4, 2020	By:	/s/ Nancy Lurker
	Name:	Nancy Lurker
	Title	President and Chief Executive Officer